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                                  EXHIBIT 10.a

                   AMENDMENT TO WHITMAN EMPLOYMENT AGREEMENT



            Amendment No. 2 dated as of January 3, 1997, among FTD Corporation a Delaware corporation ("FTD Corporation"), Florists' Transworld Delivery, Inc., a Michigan corporation (the "Company" or "FTD") and Margaret C. Whitman (the "Executive"), amending the Employment Agreement dated as of March 31, 1995 (as amended, the "Agreement"), among FTD Corporation (formerly known as Perry Capital Corp.), FTD and the Executive.


                                  WITNESSETH:


                           WHEREAS, Executive, FTD Corporation and FTD deem it
to be in their respective best interests to amend certain terms and provisions of the Agreement as set forth in this Amendment No. 2.

                            NOW, THEREFORE, in consideration of the premises
and the mutual promises and agreements contained herein, it is hereby agreed as follows:

           1. Definitions. All terms used herin which are defined in the Agreement and not otherwise defined herein are used herein s defined therein.
           2.   Amendment of Section 3(b) of the Agreement.
                Subsections (b)(iii) of Section 3 of the Agreement is hereby deleted in its entirety.
           3. Section 5 of the Agreement. Notwithstanding anything to the contrary contained in Section 5 of the Agreement, the parties hereto hereby agree that the Term of Employment shall expire January 3, 1997.
           4. Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the internal laws of the State of Delaware except to the extent governed by federal law.
           5. Counterparts. This Amendment No. 2 may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                          IN WITNESS WHEREOF, the parties hereto have executed
this Amendment No. 2 as of the day and year first above written.